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Exhibit 10.14

BASIC ENERGY SERVICES, INC.

FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
(Non-Employee Director)

Optionee:

        1.    Grant of Stock Option.    As of the Grant Date (identified in Section 18 below), Basic Energy Services, Inc., a Delaware corporation (the "Company"), hereby grants a Nonqualified Stock Option (the "Option") to the Optionee (identified above), a Director of the Company, to purchase the number of shares of the Company's common stock, $0.01 par value per share (the "Common Stock") identified in Section 18 below (the "Shares"), subject to the terms and conditions of this agreement (the "Agreement") and the Basic Energy Services, Inc. 2001 Stock Plan (the "Plan"). The Plan is hereby incorporated herein in its entirety by reference. The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable. The Option is a nonqualified stock option and is not intended to be an "incentive stock option" as defined in Section 422 of the Internal Revenue Code.

        2.    Definitions.    All capitalized terms used herein shall have the meanings set forth in the Plan unless otherwise provided herein. Section 18 below sets forth meanings for various capitalized terms used in this Agreement.

        3.    Option Term.    The Option shall commence on the Grant Date (identified in Section 18 below) and terminate on [TENTH ANNIVERSARY FROM GRANT DATE], unless earlier exercised, terminated or forfeited in accordance with its terms. The period during which the Option is in effect and may be exercised is referred to herein as the "Option Period".

        4.    Option Price.    The Option Price per Share is identified in Section 18 below.

        5.    Method of Exercise.    The Option is exercisable by delivery of a written notice to the Secretary of the Company, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may exercise all or any part of the Option as it vests in accordance with Section 18(f).

        6.    Method of Payment.    The Option Price upon exercise of the Option shall be payable to the Company in full either: (i) in cash or its equivalent; (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price (provided that the Shares must have been held by the Optionee for at least six (6) months prior to their tender to satisfy the Option Price); (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) any other permitted method pursuant to the applicable terms and conditions of the Plan.

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Option. Such delivery shall be effected for all purposes when the Company or its stock transfer agent shall have deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient.

        Subject to prior approval by the Committee in its discretion, the Company may make a loan to Optionee at the then market interest rate and subject to such other terms and conditions as deemed appropriate by the Company, in such amount as determined by the Company to provide funds to Optionee to pay all or part of the Option Price at the time of exercise of the Option. Optionee agrees to enter into such promissory note and other loan documents with Company, as deemed advisable by Company, if Optionee accepts such loan.

        7.    Restrictions on Exercise.    The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, or any rules or regulations of any stock exchange on which the Common Stock may be listed. In addition, as a condition precedent to the grant and/or exercise of the Option, the Optionee (and spouse), if applicable, must first execute and become a party to the Stockholders Agreement as attached hereto as Exhibit A.

        8.    Resignation or Removal from the Board.    Optionee's resignation or removal from the Board shall affect Optionee's rights under the Option as follows:

          (a)    Termination for Cause or Voluntary Termination.    The vested and non-vested portions of the Option shall expire on 12:01 a.m. (CST) on the date of resignation or removal from the Board and shall not be exercisable to any extent if Optionee is removed from the Board for Cause (as defined in the Plan) or Optionee voluntarily resigns his position on the Board.

          (b)    Resignation After 1-Year Term.    Notwithstanding the foregoing, if Optionee resigns from the Board at the end of his first regular term after giving at least sixty (60) days notice and having served on the Board for a period of one (1) year or more, (i) the non-vested portion of the Option shall immediately expire on the date such Optionee's terms is completed ("termination date") and (ii) the vested portion of the Option shall expire to the extent not exercised before the three (3) month anniversary of the termination date, OR, if the Optionee has served on the Board for a period of two (2) years or more, the six (6) month anniversary of the termination date. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) six months from the termination date.

          (c)    Death or Disability.    If Optionee's position on the Board is terminated by death or Disability (as defined in the Plan at the time of such termination), then (i) the non-vested portion of the Option shall immediately expire on the date of such termination of and (ii) the vested portion of the Option shall expire on the one year anniversary date of the termination to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee's rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee or Optionee's legal representative. In no event may the Option be exercised by anyone on or after the earlier of (i) the expiration of the Option Period or (ii) one year after the date of Optionee's death or termination of Board membership due to Disability.

          (d)    Other Involuntary Termination or Voluntary Termination.    If Optionee's Board membership is terminated for any reason other than for Cause, voluntary termination, resignation after a one-year term, death or Disability, then (i) the non-vested portion of the Option shall immediately expire on the termination date and (ii) the vested portion of the Option shall expire to the extent not exercised within 90 calendar days after such termination date. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 90 calendar days after the termination of Board membership date.

        9.    Independent Legal and Tax Advice.    Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

        10.    Reorganization of Company.    The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        11.    Adjustment of Shares.    In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving Company or a change in the accounting rules required by the Financial Accounting Standards Board, appropriate adjustments shall be made to the terms and provisions of the Option as provided in the Plan.

        12.    No Rights in Shares.    Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

        13.    Investment Representation.    Optionee will enter into such written representations, warranties and agreements as Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Optionee agrees that Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

        14.    Change in Control.    Unless the Company survives a Change of Control as an independent publicly traded company, all Options outstanding at the time of the event or transaction shall terminate and the Optionee shall be paid, with respect to each Option, an amount in cash equal to the excess of Fair Market Value of a Share over the Option's exercise price (if the Option exercise price exceeds the Fair Marker Value of a Share on such date, the Optionee shall be paid an amount in cash equal to the lesser of $1.00 or the Black-Scholes value of the cancelled Option as determined in good faith by the Board), unless and except to the extent a provision is made in writing in connection with such Change in Control event or transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or the parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue as fully vested Options in the manner and under the terms so provided.

        15.    No Guarantee of Employment.    The Option shall not confer upon Optionee any right to continued membership on the Board of Directors of the Company or any Affiliate thereof.

        16.    Withholding of Taxes.    The Company shall have the right to (a) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (b) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations. The Optionee may direct the Company to satisfy the Company's tax withholding obligation through the "constructive" tender of already-owned Shares.

        17.    General.

          (a)    Notices.    All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt.

          (b)    Shares Reserved.    The Company shall at all times during the Option Period reserve and keep available under the Plan such number of Shares as shall be sufficient to satisfy the requirements of this Option.

          (c)    Transferability of Option.    The Option granted pursuant to this Agreement is not transferable other than by will or by the laws of descent and distribution. The Option will be exercisable during Optionee's lifetime only by Optionee. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Optionee or any permitted transferee thereof.

          (d)    Amendment and Termination.    No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and Company.

          (e)    No Guarantee of Tax Consequences.    The Company and the Committee make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option. The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

          (f)    Severability.    In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

          (g)    Supersedes Prior Agreements.    This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

          (h)    Governing Law.    The Option shall be construed in accordance with the laws of the State of Texas without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Texas law.

          (i)    No Trust or Fund Created.    This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Optionee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

          (j)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Agreement, and an amount of cash equivalent to the value of any fractional shares not issued under this Agreement shall be paid or transferred in lieu of any fractional Shares.

          (k)    Other Laws.    The Company retains the right to refuse to issue or transfer any Options if it determines that the issuance or transfer of such Options might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Securities Exchange Act of 1934.

        18.    Definitions and Other Terms.    The following capitalized terms shall have those meanings set forth opposite them:

(a)	Optionee:
(b)	Grant Date:	, 200
(c)	Shares:	Shares of the Company's Common Stock.
(d)	Option Price:	Twenty Dollars ($20.00) per Share.
(e)	Option Period:	, 200 through , 200 (until 5:00 p.m. CST).
(f)	Vesting:	Subject to stockholder approval of the Plan, the Option shall vest in [ increments (i.e., Shares) on each of , and .]

[Signatures appear on following page.]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has hereunto executed this Agreement as of the same date, to be effective as of                        .

BASIC ENERGY SERVICES, INC.
By:

Name:

Title:

Address for Notices:
Basic Energy Services, Inc. 406 N. Big Spring Midland, Texas 79701 Fax: (915) 570-0437
Attn: President
OPTIONEE

Address for Notices:
Basic Energy Services, Inc. 406 N. Big Spring Midland, Texas 79701 Fax: (915) 570-0437

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BASIC ENERGY SERVICES, INC. FORM OF NONQUALIFIED STOCK OPTION AGREEMENT (Non-Employee Director) Optionee